[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.26(xxxiv)

Amendment No. 32 to the Process Development and Clinical Supply Agreement

This Amendment No. 32 (the “32nd Amendment”), effective as of September 1, 2017 (the “32nd Amendment Effective Date”) by and between Boehringer Ingelheim Biopharmaceuticals GmbH, Binger Str. 173, 55216 Ingelheim, Germany (“BI”) and FibroGen, Inc., 409 Illinois Street, San Francisco, CA 94158, USA (“FibroGen”), amends the Process Development and Clinical Supply Agreement entered into by and between Boehringer Ingelheim Pharma GmbH & Co. KG, Birkendorfer Str. 65, 88397 Biberach an der Riss, Germany (“BI Pharma”) and FibroGen on November 29, 2007, as amended pursuant to the letter agreements entered into as of June 26, 2008 and August 18, 2008, Amendment No. 1, effective as of May 28, 2009, Amendment No. 3, effective as of November 5, 2010, Amendment No. 4, effective as of January 24, 2011, Amendment No. 5, effective as of April 15, 2011, Amendment No. 6, effective as of May 26, 2011, Amendment No. 7, effective as of January 01, 2012, Amendment No. 8, effective as of July 10, 2012, Amendment No. 9, effective as of November 26, 2012, Amendment No. 10, effective as of June 21, 2013, Amendment No. 11, effective as of July 9, 2013, Amendment No. 12, effective as of August 01, 2013 and subsequently assigned by BI Pharma to BI, Amendment No. 13, effective as of March 06, 2014, Amendment No. 14, effective as of February 05, 2014, Amendment No. 15, effective as of October 20, 2014, Amendment No. 16, effective as of December 08, 2014, Amendment No. 17, effective as of December 08, 2014, Amendment No. 18, effective as of February 15, 2015, Amendment No. 19, effective as of March 01, 2015, Amendment No. 20, effective as of June 01, 2015, Amendment No. 21, effective as of May 29, 2015, Amendment No. 22, effective as of  April 14, 2016, Amendment No. 23, effective as of September 01, 2015, Amendment No. 24, effective as of September 15, 2015, Amendment No. 25, effective as of September 15, 2015, Amendment No. 26, effective as of June 30, 2016, Amendment No. 27, effective as of July 25, 2016, Amendment No. 28, effective as of September 22, 2016, Amendment No. 29, effective as of  December 20, 2016, Amendment No. 30, effective as of December 20, 2016 and Amendment No. 31, effective as of March 2, 2017, (hereinafter together the “Definitive Agreement”). BI and FibroGen shall be referred to individually herein as a “Party”, and collectively as the “Parties”.

Whereas, the Parties desire to amend the Definitive Agreement to clarify the process for engaging additional work under the Work Order and Change Order process as outlined in this 32nd Amendment.

Whereas, hereafter, Parties shall execute Work Orders as and when needed, which shall define the planned activities to be conducted. In case of any change to the activities to be conducted under a Work Order, the Parties shall execute a Change Order to the given Work Order.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

(1)	The following sub-section 1.15 shall be replaced and sub-sections 1.38, 1.39, and 1.40 shall be included in Section 1, Definitions of the Definitive Agreement.

1.15“Deliverables”

shall have the meaning as specified in Section 2.3 or shall be the deliverables set forth in an applicable Project Plan, Work Order or  Change Order.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.26(xxxiv)

1.38“Work Order”

For each Project, BI shall provide all Services (as defined below) and Deliverables as set forth in an applicable Work Order (as defined below) in a [*] manner, in accordance with this Definitive Agreement and all applicable laws at the place of manufacture and any other applicable jurisdiction or other requirements as may be set forth in the applicable Work Order (as defined below). All Services and Deliverables for a Project shall be described in a Work Order (each, a “Work Order”).  Each Work Order shall detail the following: (a) the Work Scope; (b) the Services to be provided; (c) the complete fees and payment schedule for the Services; (d) the Deliverables to be delivered by BI during and/or upon completion of the Project; (e) the materials to be provided by each Party; (f) a Project timeline and completion date, and (g) any other information relevant to the Project. A Work Order may include or reference batch records or other documentation which further detail the Services and Deliverables under such Work Order. To become effective, a Work Order must be executed by an authorized representative(s) of each Party.  Once effective, each Work Order shall be automatically incorporated as a part of this Definitive Agreement. Services with respect to a given Project shall only be commenced [*].

1.39“Change Order”

Any changes to the Services, budget, or other details of a Work Order must be set forth in an amendment to the applicable Work Order (“Change Order”). BI shall not deviate from the details/specifications set forth in a Work Order or change the scope of any Services or Deliverables without a properly executed Change Order. BI shall be solely responsible for any costs or expenses arising from any deviations or changes not authorized by a Change Order.

1.40“Services”

shall have the meaning set forth in an applicable Project Plan, Work Order or  Change Order.

(2)	The Parties agree to add Section 2.8 to the Definitive Agreement:

2.8Additional Projects

The Parties agree to execute Work Orders as and when needed for additional Services and/or Deliverables, which shall define the planned activities to be conducted. In case of any change to the activities to be conducted under a Work Order, the Parties shall execute a Change Order to the given Work Order.

(3)

Notwithstanding the provisions above, nothing in this 32nd Amendment shall be construed to invalidate previous, duly executed amendments, including work plans contained therein as amendments to Appendix 2 to the Definitive Agreement.

(4)	Unless otherwise defined herein, all capitalized terms and phrases used in this 32nd Amendment shall have the meaning ascribed to them in the Definitive Agreement.
(5)

This 32nd Amendment, together with the Definitive Agreement, contains the entire understanding of the Parties with respect to the subject matter hereof. Except as otherwise provided herein, the Definitive Agreement has not been modified or amended and remains in full force and effect. All express or implied agreements and understandings that conflict with the terms of this 32nd  Amendment, either oral or written, heretofore made with respect to subject matter herein are expressly superseded by this 32nd Amendment.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.26(xxxiv)

(6)

This 32nd Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts may be signed and delivered by facsimile and/or via portable document format (pdf) (or similar format), each of which shall be binding when sent.

IN WITNESS WHEREOF, the Parties have executed this 32nd Amendment to the Definitive Agreement as of the 32nd Amendment Effective Date.

Biberach, 22/11/2017

Boehringer Ingelheim Biopharmaceuticals GmbH

ppa.	ppa.
[*]	[*]
[*]	[*]
VP Business & Contracts	Head of Global Legal Solutions

San Francisco, 10/13/2017

FibroGen, Inc

/s/ Michael Lowenstein
Michael Lowenstein
Chief Legal Officer